UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2006

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North
Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Fiscal 2007 Base Salaries.  On December 22, 2006, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2007.  The fiscal 2007 base salaries for MOCON’s executive officers, as set forth in the table below, represent an increase of five percent over such individuals’ base salaries for 2006.

Name	Title	2007 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$250,395
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$189,086
Darrell B. Lee	Vice President, Chief Financial Officer, Treasurer and Secretary	$139,650
Douglas J. Lindemann	Vice President and General Manager	$161,205

The hourly rate of Ronald A. Meyer, MOCON’s Vice President, will also increase by five percent over his hourly rate for 2006, to $84.10 per hour for 2007.  These salary and hourly rate increases were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2007 Incentive Pay Plan.  In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual profit goals through the MOCON, Inc. Incentive Pay Plan, which was established pursuant to resolutions of the Compensation Committee effective January 1, 2003 and filed as an exhibit to MOCON’s annual report on Form 10-K for the year ended December 31, 2002.  Under the Incentive Pay Plan, annual goals are measured by MOCON’s annual net income before income taxes and incentives for all the above-named executive officers.  The Incentive Pay Plan contemplates that each year the Compensation Committee will establish goal amounts for MOCON’s executive officers and will determine the percentage of salary at goal for MOCON’s executive officers.  On December 22, 2006, the Compensation Committee established these goal amounts and determined these percentages.  Although the goal amounts are confidential, the 2007 percentages of salary at goal range from thirty-five percent to sixty-five percent of 2007 base salary earned, at goal, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent.  The fiscal 2007 goals and percentages of salary were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2007 Special Performance Related Bonuses.  On December 22, 2006, the Compensation Committee decided to establish a special performance related bonus arrangement for each of Messrs. Demorest, Mayer, Lee and Lindemann to further motivate these individuals to attain a certain company-related performance goal in addition to the profitability performance-related goals covered under MOCON’s Incentive Pay Plan.  While the specific performance goal remains confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000.  The terms of the fiscal 2007 special performance related bonuses were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Severance Agreement.  All of our employees, including our executive officers, are employed “at will” and do not have employment agreements. We have, however, entered into written executive severance agreements with Messrs. Demorest, Lindemann and Mayer. On December 22, 2006, we entered into a written severance agreement with Mr. Lee.  The agreement with Mr. Lee is identical to the agreements we have previously entered into with our other executive officers.

The agreement requires us to make a severance payment to Mr. Lee if his employment with us is terminated under certain circumstances. If we terminate Mr. Lee’s employment for any reason other than for “cause” and Mr. Lee signs a general release of all claims against the company, then Mr. Lee will be entitled to a lump sum cash payment equal to his annual base salary. For purposes of the agreement, “cause” means:  (i) Mr. Lee’s total disability which results in his inability to perform the essential functions of his position, with or without reasonable accommodation, provided he has exhausted his entitlement to any applicable leave, if he desires to take and satisfies all eligibility requirements for such leave; (ii) the continued failure by Mr. Lee to substantially perform his duties after a demand for substantial performance is made that identifies the manner in which MOCON believes that Mr. Lee has not substantially performed his duties, and he has failed to resume substantial performance within 30 days; (iii) Mr. Lee’s conviction, or the entry of a pleading of guilty or nolo contendere by him, of any crime involving theft, embezzlement, fraud, or other dishonesty, or any felony; or (iv) the willful engaging by Mr. Lee in conduct that is demonstrably and materially injurious to MOCON.

If we terminate Mr. Lee’s employment for any reason other than for “cause” at any time within 24 months after us experiencing a “change in control,” or prior to and in connection with a change in control or if Mr. Lee terminates his employment for “good reason” at any time within 24 months after us experiencing a change in control, then he may be entitled to a lump sum cash payment equal to two times his annual base salary. The receipt of this payment is also conditioned upon Mr. Lee signing a general release of all claims against the company. The amount of the severance payment payable in connection with a change in control termination will be reduced by any amount paid to Mr. Lee for employment following the change in control, but not below an amount equal to one time his base salary. In addition, under the terms of the agreement, if we experience a change in control, all outstanding stock options then held by Mr. Lee will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether he remains in the employ or service of our company or any subsidiary.  The term “change in control” for purposes of the agreement includes:

•                  the sale, lease, exchange or other transfer of substantially all of our assets to a person or entity that is not controlled by us;

•                  a person becomes the beneficial owner of certain thresholds of our common stock;

•                  certain merger or business combination transactions;

•                  certain changes in the composition of our Board of Directors;

•                  the approval by our shareholders of a plan providing for the liquidation or dissolution of our company; or

•                  a change that we would be required to report on a filing with the Securities and Exchange Commission.

The term “good reason” for purposes of the agreement includes:

•                  a substantial adverse change in the nature or scope of Mr. Lee’s duties, powers, responsibilities, authorities or title from his duties, powers, responsibilities, authorities or title immediately prior to the change in control;

•                  any reduction in Mr. Lee’s base salary, or target level of annual incentive compensation, as in effect immediately prior to the change in control;

•                  the requirement that Mr. Lee be based at a location that is both outside the same metropolitan area of, and in excess of 50 miles from, the location of his principal office immediately prior to the change in control; or

•                  the failure of MOCON or any other successor to the company to assume and agree to perform under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: December 28, 2006	By:	/s/ Robert L. Demorest
Robert L. Demorest
Chairman of the Board, President and Chief Executive Officer